UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2023

BLUE OWL CAPITAL CORPORATION III

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01345	84-4493477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 21, 2023, Blue Owl Capital Corporation III (f/k/a Owl Rock Capital Corporation III) (the “Company”) entered into the First Amendment to that certain Amended and Restated Senior Secured Revolving Credit Agreement (the “First Amendment”), which amends that certain Amended and Restated Senior Secured Revolving Credit Agreement, dated as of December 14, 2022. The parties to the First Amendment include the Company, as Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The First Amendment, among other things, (i) extends the revolver availability period from December 2026 to December 2027, (ii) extends the scheduled maturity date from December 2027 to December 2028, (iii) converts a portion of the existing revolver availability into term loan availability, (iv) increases the total facility amount from $450,000,000 to $575,000,000 and (v) reduces the credit adjustment spread for Term Benchmark Loans from 0.10% for one-month tenor Loans, 0.15% for three-month tenor Loans and 0.25% for six-month tenor Loans to 0.10% for all Loan tenors.

Item 2.03	Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Amendment No. 1, dated as of December 21, 2023, among Blue Owl Capital Corporation III (f/k/a Owl Rock Capital Corporation III), JPMorgan Chase Bank, N.A. and the lenders party thereto, to the Amended and Restated Senior Secured Revolved Credit Agreement, dated as of December 14, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLUE OWL CAPITAL CORPORATION III

Dated: December 26, 2023	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm Title: Chief Financial Officer